UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2026, AEON Biopharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative of the several underwriters named therein (the “Representative”), relating to the Company's underwritten public offering (the “Offering”) of (i) 17,851,599 shares (the “Shares”) of the Company's Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase 24,837,008 shares of Common Stock (the “Pre-Funded Warrants”). Each share of Common Stock and each Pre-Funded Warrant was accompanied with (i) one two-year milestone warrant to purchase shares of Common Stock (the “Two-Year Milestone Warrant”) and (ii) one five-year milestone warrant to purchase shares of Common Stock (the “Five-Year Milestone Warrant”, collectively with the Two-Year Milestone Warrant, the “Milestone Warrants,” and together with the Pre-Funded Warrants, the “Warrants”). The combined public offering price was $0.3221 per share of Common Stock and accompanying Milestone Warrants and $0.3220 per Pre-Funded Warrant and accompanying Milestone Warrants. Pursuant to the Underwriting Agreement, the Company also granted the Representative a 30-day option to purchase up to 6,403,291 additional shares of Common Stock or Pre-Funded Warrants to purchase up to 6,403,291 shares of Common Stock in lieu therof (or any combination thereof), accompanied by corresponding Milestone Warrants, solely to cover over-allotments, if any. On July 14, 2026, the Representative exercised the option to purchase Two-Year Milesonte Warrants to purchase 6,403,290 shares of Common Stock and Five-Year Milestone Warrants to purchase 6,403,290 shares of Common Stock.

The Offering closed on July 15, 2026. The Company received net proceeds of approximately $12.2 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including conducting comparative analytical testing on ABP-450 to support biosimilarity to BOTOX®.

The Shares, the Pre-Funded Warrants and the Milestone Warrants (and underlying shares of Common Stock) were offered and sold pursuant to the Company's Registration Statement on Form S-1 (File No. 333-297327), as amended, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 13, 2026, and the related Registration Statement on Form S-1 (File No. 333-297439) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became effective upon filing on July 13, 2026 (collectively, the “Registration Statement”). A final prospectus relating to the Offering was filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act on July 15, 2026. The Offering was made only by means of a prospectus forming part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, the Company agreed, for a period of 90 days following the date of the Underwriting Agreement, not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case subject to certain exceptions including issuances of Common Stock or securities convertible into or exchangeable for Common Stock by us to the extent we determine in good faith that such issuances are reasonably necessary to regain or maintain compliance with the continued listing standards of the NYSE American.. In addition, each of the Company's directors and executive officers entered into lock-up agreements pursuant to which they agreed, for a period of 90 days following the closing of the Offering, not to sell, transfer or otherwise dispose of any securities of the Company held by them.

For a period commencing on the date of the Underwriting Agreement and ending on the earlier of (i) 180 days after the date of the Underwriting Agreement and (ii) the date on which none of the Milestone Warrants remain outstanding, the Company agreed not to effect or enter into any agreement to effect any issuance of Common Stock or Common Stock Equivalents involving a “Variable Rate Transaction” (as defined in the Underwriting Agreement), subject to the exceptions set forth therein.

Each Pre-Funded Warrant is immediately exercisable and entitles the holder to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants do not expire and remain exercisable until exercised in full. A holder may not exercise a Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock, subject to increase by the holder upon 61 days’ prior notice to a maximum of 19.99%.

Each Two-Year Milestone Warrant is immediately exercisable, at the option of the holder, for either (i) one share of Common Stock at an exercise price of $0.3221 per share or (ii) one Pre-Funded Warrant in lieu thereof at an exercise price of $0.3220 per warrant. Each Two-Year Milestone Warrant expires on the earlier of (i) 5:00 p.m. (New York City time) on the second anniversary of the date of issuance and (ii) 45 days after the Company's public announcement that it has received Type 2B meeting minutes from the U.S. Food and Drug Administration that do not preclude advancement of ABP-450 toward a Biologics License Application under the Section 351(k) biosimilar pathway.

Each Five-Year Milestone Warrant is immediately exercisable, at the option of the holder, for either (i) one share of Common Stock at an exercise price of $0.3704 per share or (ii) one Pre-Funded Warrant at an exercise price of $0.3703 per warrant. Each Five-Year Milestone Warrant expires on the earlier of (i) 5:00 p.m. (New York City time) on the fifth anniversary of the date of issuance and (ii) 45 days following the Company's public announcement that it has initiated a Phase 3 clinical equivalence trial of ABP-450 as a biosimilar to BOTOX®.

In connection with the Offering, on July 15, 2026, the Company entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”) with Continental Stock Transfer & Trust Company, as warrant agent, pursuant to which it will act as warrant agent for the Pre-Funded Warrants and the Milestone Warrants.

Also on July 13, 2026, the Company entered into a Warrant Solicitation Agreement with Lake Street Capital Markets, LLC and Laidlaw & Company (UK) Ltd., pursuant to which they have agreed to act as the Company’s solicitation agents in connection with the exercise of the Milestone Warrants. As compensation for such services, the Company has agreed to pay the solicitation agents, in certain circumstances, a cash fee based on the aggregate number of shares of Common Stock underlying the Milestone Warrants (the “Milestone Warrant Securities”) issued upon the cash exercise of the Milestone Warrants. The applicable fee will equal (i) 3.0% of the cash exercise proceeds received by the Company with respect to Milestone Warrant Securities issued upon cash exercise of Milestone Warrants for up to 24,545,948 Milestone Warrant Securities, (ii) 3.75% of the cash exercise proceeds received by the Company with respect to Milestone Warrant Securities issued upon cash exercise of Milestone Warrants for 24,545,949 to 49,091,896 Milestone Warrant Securities and (iii) 4.50% of the cash exercise proceeds received by the Company with respect to Milestone Warrant Securities issued upon cash exercise of Milestone Warrants for 49,091,897 to 98,183,796 Milestone Warrant Securities, in each case subject to adjustment as provided in the Warrant Solicitation Agreement and in accordance with FINRA Rule 5110(g)(10). If a cash exercise results in Milestone Warrant Securities being issued across more than one fee tier, the applicable fee will be allocated on a pro rata basis among the applicable tiers.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants, the Milestone Warrants, the Warrant Agency Agreement and the Warrant Solicitation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies or forms of which are filed as exhibits to, or incorporated by reference into, this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 14, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, by and between the Company and Lake Street Capital Markets, LLC as representative of the several underwriters named herein, dated as of July 13, 2026.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Two-Year Milestone Warrant.
4.3	Form of Five-Year Milestone Warrant.
4.4	Warrant Agency Agreement, dated as of July 15, 2026, by and between AEON Biopharma, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.
10.1	Warrant Solicitation Agreement, dated as of July 13, 2026, by and among the Company, Lake Street Capital Markets, LLC and Laidlaw & Company (UK) Ltd.
99.1	Press Release dated July 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: July 15, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
Chief Executive Officer